                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in this Registration Statement of Real Goods Trading Corporation on Form S-8 of our report dated June 3, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's change in method of accounting for certain inventory acquisition and distribution costs), appearing in the Annual Report on Form 10-KSB/A of Real Goods Trading Corporation for the fiscal year ended March 31, 1996.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Santa Rosa, California
November 8, 1996


                                                                        35 of 35